Exhibit 99.1

Novo Integrated Sciences Announces Third Quarter 2021 Financial Results

Bellevue, Washington—(Business Wire – July 14, 2021) - Novo Integrated Sciences, Inc. (NASDAQ:NVOS) (the “Company” or “Novo Integrated Sciences”), a provider of multidisciplinary primary healthcare, today reported financial results for its fiscal third quarter period ended May 31, 2021.

Financial Highlights

●	As of May 31, 2021, the Company’s cash and cash equivalents were $8.3 million, total assets were $42.2 million, total liabilities were $5.6 million, and stockholders’ equity was $36.6 million.

●	Revenues for the three months ended May 31, 2021 were $2.38 million representing an increase of $1.342 million, or 129.3%, from $1.038 million for the same period in 2020. The increase in revenue is principally due to periodic easing of COVID pandemic related restrictions which resulted in our practitioners being able to provide more patients with additional in-person services compared to the March 17 through June 1, 2020 period in which our practitioners were limited to providing their services either remotely or in-person to patients requiring emergency and essential need treatment.

●	Adjusted EBITDA for the three months ended May 31, 2021 was $91,744.

“Even with the consequential impact of the COVID-19 global pandemic having now challenged our business for over a year, the Company’s total revenue from all clinic and eldercare related contracted services for the most recent quarterly period ended May 31, 2021 has rebounded to approximately 90% of the Company’s last fully operational, pre-COVID-19 quarterly period ended February 29, 2020”, stated Robert Mattacchione, the Company’s CEO and Board Chairman. “While the current environment remains challenging, with the acquisitions of both PRO-DIP LLC and Acenzia Inc. along with recently adding proven senior leadership to the Novo family team, we believe our financial condition is strong and we look ahead to the remainder of 2021 with optimism and dedication to growth.”

Recent Milestones:

●	On June 24, 2021, Novo Healthnet Limited, a wholly owned subsidiary of the Company, completed the acquisition of Acenzia Inc., a Windsor Canada based company that provides nutraceutical health solutions through advanced bio-science research and development, proprietary manufacturing, and personalized diagnostics.

●	On May 24, 2021, the Company completed the acquisition of PRO-DIP, LLC (“PD”), a U.S.-based company that has developed an innovative, patent-pending oral pouch delivery system technology which allows for broad market applications related to nutritionally focused products and medicinal based formulations. PRO-DIP is a wholly owned subsidiary of the Company.

●	On April 15, 2021, the Company formed a Medical Advisory Board. The initial members of the Medical Advisory Board are Dr. Joseph M. Chalil, Dr. Michael G. Muhonen, and Dr. Zach P. Zachariah. The goal of the Medical Advisory Board is to provide the Company with important insight and expertise as the Company expands its personalized consumer engagement across all aspects of the patient/practitioner relationship through the integration of medical technology, advanced therapeutics, and rehabilitative sciences.

●	On April 13, 2021, the Company completed the closing pursuant to a securities purchase agreement with certain accredited institutional investors to purchase approximately $8.0 million of its common stock in a registered direct offering under Form S-3 and warrants to purchase common stock in a concurrent private placement. The combined purchase price for one share of common stock and one warrant was $3.35.

●	On March 22, 2021, the SEC declared effective the Company’s registration statement on Form S-3 (File No. 333- 254278) (the “Form S-3”). The Form S-3 is a shelf registration statement relating to (i) the offer from time to time of securities having a maximum aggregate offering price of $75 million, and (ii) the resale by certain selling stockholders of up to an aggregate of 597,352 shares of the Company’s common stock.

A reconciliation of the net loss for the three months ended May 31, 2021 to adjusted EBITDA is below:

Net Loss	$(415,271)
Interest	21,701
Depreciation	13,902
Amortization	367,600
EBITDA	(12,068)
Stock-based compensation	103,812
Adjusted EBITDA	$91,744

Adjusted earnings before interest, income taxes, depreciation and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes stock-based compensation expense (a non-cash expense consisting of common stock issued for services and fair value of vested stock options). Other companies may calculate Adjusted EBITDA differently. The Company calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to the Company’s investors regarding its financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Novo Integrated Sciences’ industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under accounting principles generally accepted in the United States (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. owns Canadian and U.S. subsidiaries which deliver, or intend to deliver, multidisciplinary primary health care related services and products through the integration of medical technology, advanced therapeutics and rehabilitative science. Our clinicians and practitioners are not authorized to practice primary care medicine and they are not medically licensed to prescribe pharmaceutical based product solutions.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity offers an essential solution to the fundamental transformation of healthcare delivery. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

Novo Integrated Sciences’ decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers. The first pillar is building a foundation of traditional hands-on healthcare delivery, through small and micro footprint sized clinic facilities, within a significant service delivery network. The second pillar is the development, integration, and deployment of sophisticated technology, through interconnectivity, which expands the reach of healthcare related service, beyond the traditional clinic location, to geographic areas not readily providing advanced healthcare service to date, including the patient’s home. The third pillar is the development and distribution of effective wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. Additionally, the Company’s science first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions. Innovation in science as represented by the proprietary technology assures Novo of continued cutting edge advancement in patient first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on NHL, please visit www.novohealthnet.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo Integrated Sciences’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo Integrated Sciences’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo Integrated Sciences’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo Integrated Sciences assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact:

Chris David, COO-President
Novo Integrated Sciences,Inc.
chris.david@novointegrated.com
(206) 617-9797